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                                BRUCE C. ROSETTO
                                 Attorney At Law
                                2300 Glades Road
                                   Suite 440W
                              Boca Raton, FL. 33431
                                  561-394-3511
                              561-394-5335 Telefax



         April 13, 1999


         U.S. Plastic Lumber Corp.
         2300 W. Glades Road
         Suite 440 W
         Boca Raton, FL 33431

         Gentlemen:

                  I have acted as counsel to U.S. Plastic Lumber Corp. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 ("Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 3,743,500 shares of common stock, par value $.0001 per share ("Common Stock"), by the Company pursuant to compensation arrangements with its employees and important consultants. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-B.

                  In rendering this opinion, I have examined the following documents: (i) the Company's Certificate of Incorporation and Bylaws, as amended and restated since the inception of the Company, (ii) resolutions adopted by the Board of Directors related to the option awards; (iii) the Registration Statement (including all exhibits thereto); and (iv) a certification from the Company's transfer agent. I have assumed and relied, as to question of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures.

                  I have not made any independent investigation in rendering this opinion other than the document examination described. My opinion is therefore qualified in all respects by the scope of that document examination. I make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the Nevada Business Corporation Act. In rendering this opinion I have assumed (i) compliance with all other laws, including federal laws, and (ii) compliance with all Nevada securities and antitrust laws.


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U.S. Plastic Lumber Corp.
April 13, 1999
Page  -2-

                  Based upon and subject to the foregoing, I am of the opinion that:

                  The shares of Common Stock of the Company which are being offered by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

                  This opinion is given as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

                  This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

                  I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Sincerely,



                                               /s/ Bruce C. Rosetto
                                               -------------------------------
                                               Bruce C. Rosetto, Esquire